EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-255364, 333-235333, 333-222345, 333-211060, 333-264071 and 333-271428) on Form S-8 and the registration statements (Nos. 333-278527 and 333-287440) on Form S‑3ASR of our reports dated February 27, 2026, with respect to the consolidated financial statements of Valley National Bancorp and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

New York, New York
February 27, 2026